Exhibit 99.1

NEWS RELEASE www.AGCOcorp.com

AGCO Aligns Leadership to Advance PTx™ Growth Strategy

Damon Audia to lead PTx & Corporate Strategy;
Indira Agarwal appointed Senior Vice President, Chief Financial Officer

Damon Audia (left), previously Senior Vice President, Chief Financial Officer of AGCO Corporation, has been named President of PTx & Corporate Strategy, effective August 1, 2026. Indira Agarwal (right), previously Vice President, Chief Accounting Officer of AGCO Corporation, has been appointed Senior Vice President, Chief Financial Officer, effective August 1, 2026.

DULUTH, Ga., August 3, 2026 — AGCO Corporation (NYSE: AGCO) today announced a series of executive leadership changes effective August 1, 2026. Damon Audia, previously Senior Vice President, Chief Financial Officer, has been named President of PTx & Corporate Strategy, which encompasses AGCO's precision agriculture business and the enterprise strategy and transformation teams. Indira Agarwal, previously Vice President, Chief Accounting Officer, has been appointed Senior Vice President, Chief Financial Officer. Brian Sorbe, who served as President of PTx, has decided to step away from AGCO to focus on other personal and professional priorities.

“Damon brings a deep understanding of our business and has partnered across every function to drive growth,” said Eric Hansotia, AGCO's Chairman, President & CEO. “He has led significant transformation initiatives, including the formation of AGCO's PTx Trimble™ Joint Venture, and serves as the Chairman of the PTx Trimble Joint Venture Board. His strong Farmer-First focus will help drive long-term, profitable growth for our precision ag business. I also want to thank Brian for his many contributions to AGCO and PTx™ and wish him well for the future.”

FENDT • MASSEY FERGUSON • PTx • VALTRA

AGCO News Release	Page 2

PTx is central to AGCO's growth strategy, bringing together the company's precision agriculture technology solutions and a significant opportunity to create more value for farmers as the trusted partner for industry-leading, smart farming solutions. Audia currently leads corporate strategy, which will move with him to PTx to help support one of AGCO's most important growth levers.

Agarwal, who succeeds Audia as Chief Financial Officer, joined AGCO in 2024 as Chief Accounting Officer, where she has strengthened the rigor, speed and transparency of AGCO's financial reporting and deepened the controls that protect the company and its shareholders. Agarwal has also helped drive AGCO’s transformation efforts focused on improving efficiency, strengthening structural profitability and advancing strategic Mergers & Acquisitions (M&A).

“Indira has been an outstanding leader for AGCO,” said Hansotia. “She brings vast global experience and deep expertise across accounting, financial reporting and M&A, along with a strong continuous-improvement mindset. She has earned the trust of her colleagues, our executive team and our Board, and I am confident she will provide strong leadership as we continue to execute our strategy and create value for our shareholders. Damon and Indira have worked closely together, and this transition places two experienced enterprise leaders in roles where their strengths are closely aligned with AGCO's next phase of growth.”

Agarwal will also continue to lead AGCO's accounting organization as Chief Accounting Officer while the company conducts a search for a successor.

Audia served as AGCO's Chief Financial Officer since 2022, overseeing accounting, tax, treasury, M&A, Financial Planning & Analysis (FP&A), corporate reporting, strategy, investor relations, audit and communications. He previously held senior finance roles at Kennametal, Carpenter Technology Corporation and The Goodyear Tire & Rubber Company, as well as earlier financial leadership positions at Delphi Corporation and General Motors. He holds a Master of Business Administration (MBA) degree from Carnegie Mellon University and an undergraduate degree in general studies from the University of Michigan.

FENDT • MASSEY FERGUSON • PTx • VALTRA

AGCO News Release	Page 3

Agarwal brings more than 20 years of experience in corporate accounting, financial reporting, M&A and business integration, financial controls and regulatory compliance. Prior to joining AGCO, she served as Vice President, Chief Accounting Officer and Controller of HF Sinclair Corporation and also led the company's FP&A organization. She previously held progressive finance leadership roles at HF Sinclair, Cardtronics and Direct Energy. She holds a bachelor's degree in finance from Delhi University and is a Fellow of the Association of Chartered Certified Accountants (U.K.).

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INVESTOR CONTACT: Greg Peterson VP, Investor Relations | 404-403-6042 | greg.peterson@agcocorp.com

MEDIA CONTACT: Rachel Potts, VP, Chief Communications Officer | 678-654-7719 | rachel.potts@agcocorp.com

PTx and PTx Trimble are trademarks of AGCO.

About AGCO

AGCO (NYSE: AGCO) is a global leader in agricultural machinery and precision agriculture technologies. Driven by a Farmer-First strategy, AGCO delivers value through its differentiated leading brands, Fendt™, Massey Ferguson™, PTx™ and Valtra™. AGCO’s high-performance equipment and smart farming solutions, including brand-agnostic retrofit technologies and autonomous offerings, empower farmers to drive productivity while sustainably feeding the world. For more information, visit www.agcocorp.com.

FENDT • MASSEY FERGUSON • PTx • VALTRA